EXHIBIT 99.77(I)


                          LORD ABBETT SECURITIES TRUST

Item 77I: Terms of new or amended securities

AMENDMENTS TO REGISTRANT'S DECLARATION AND AGREEMENT OF TRUST

An Amendment to the Declaration and Agreement of Trust dated as of July 26, 2007 for the Lord Abbett Securities Trust is hereby incorporated by reference to Post-Effective Amendment No. 54 to the Trust's Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission on September 13, 2007. The Amendment authorized three new classes of shares designated as Class F, Class R2 and Class R3 for six of the Trust's eight series: Lord Abbett All Value Fund, Lord Abbett Alpha Strategy Fund, Lord Abbett International Core Equity Fund, Lord Abbett International Opportunities Fund, Lord Abbett Large-Cap Value Fund, and Lord Abbett Value Opportunities Fund.

An Amendment to the Declaration and Agreement of Trust dated as of July 26, 2007 for the Lord Abbett Securities Trust is hereby incorporated by reference to the Post-Effective Amendment No. 54 to the Trust's Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission on September 13, 2007.The Amendment redesignated Class Y shares as Class I shares, of each of the Trust's eight series: Lord Abbett All Value Fund, Lord Abbett Alpha Strategy Fund, Lord Abbett International Core Equity Fund, Lord Abbett International Opportunities Fund, Lord Abbett Large-Cap Value Fund, Lord Abbett Micro-Cap Growth Fund, Lord Abbett Micro-Cap Value Fund, and Lord Abbett Value Opportunities Fund.